November 24, 1999



GUM TECH INTERNATIONAL, INC.
246 East Watkins Street
Phoenix, Arizona 85004

         Re: Issuance of Common Stock

Gentlemen:

     We have acted as counsel to Gum Tech International, Inc., a Utah corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration of up to 200,000 shares of the Company's common stock, without par value, for resale by Andrew Lessman, which may be acquired pursuant to the exercise of options dated October 30, 1997 and the registration of up to 350,000 shares of the Company's common stock, without par value, for resale by John W. Frasco, Robert Wood, F, G & G Management Group, Next Millenium Capital, and CJB Consulting, (collectively, with Andrew Lessman, the "Sellers"), which may be acquired pursuant to the exercise of warrants dated July 18, 1995, October 5, 1995, October 6, 1995, and June 2, 1999 (collectively, these 550,000 shares of the Company's Common Stock are referred to hereinafter as the "Shares").

     In rendering the opinions set forth herein, we have limited our factual inquiry to (I) reliance on a certificate of the Secretary of the Company, (ii) reliance on the facts and representations contained in the Registration Statement, including without limitation those relating to the number of the Company's common shares, without par value, which are authorized, issued, or reserved for issuance upon conversion or exercise of preferred shares, warrants and options, and (iii) such documents, corporate records and other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including without limitation a certificate issued by the Utah Division of Corporations and Commercial Code dated May 10, 1999, attesting to the corporate existence of the Company in the State of Utah, and telephonic verification with such Division of Corporations and Commercial Code with respect to the Company's continued valid existence as of the date hereof.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to

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GUM TECH INTERNATIONAL, INC.
November 24, 1999
Page 2

original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinion expressed below, we have assumed that the Shares (I) will conform in all material respects to the description thereof set forth in the Registration Statement, (ii) were issued and delivered in accordance with the terms of the Agreement, and (iii) were issued pursuant to an exemption from the registration requirements of the 1933 Act pursuant to Section 4(2) of the 1933 Act.

     Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the Shares will be, when issued, fully paid and nonassessable.

     The foregoing opinion is limited to the current internal laws of the State of Utah (without giving effect to any conflict of law principles thereof), and we have not considered, and express no opinion on, the laws of any other jurisdiction. This opinion is based on the laws in effect and facts in existence on the date of this letter, and we assume no obligation to revise or supplement this letter should the law or facts, or both, change.

     This opinion is intended solely for the use of the Company in connection with the registration of the Shares. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of Snell & Wilmer; provided, however, that we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to Snell & Wilmer contained in the Registration Statement.


                                             Very truly yours,

                                             SNELL & WILMER L.L.P.